     Exhibit 99.1

Lexaria Bioscience Corp Completes Successful Skin Absorption Study

Kelowna, British Columbia – March 13, 2018 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”), a drug delivery platform innovator, is pleased to announce it has completed the world’s first study evaluating DehydraTECHTM used in a topical cream formulation for absorption of cannabidiol (“CBD”) through human skin. Results proved significant increases in both speed and quantity of CBD absorption through skin when compared to control formulations.

The absorption study was performed on human skin at a California-based laboratory that specializes in Franz diffusion cell skin permeability testing. Lexaria’s DehydraTECHTM technology was used together with a sophisticated oil-in-water emulsion formulation design and compared to a series of matching oil-in-water emulsion formulations prepared with the same CBD inputs, with and without the DehydraTECHTM technology and with and without two leading skin penetration enhancers currently used in the skin products industry. Several factors were measured, including the time required to detect CBD skin penetration and quantity, and peak amounts of CBD absorbed into and through the skin, at multiple testing intervals over a 48-hour duration.

Lexaria’s DehydraTECHTM-enabled topical formulation, absent either of the commercial penetration enhancers, was the fastest acting for absorption into the epidermis, dermis or through the skin into the systemic fraction representing permeation into the underlying circulatory system. Lexaria’s DehydraTECHTM-enabled product also had no odour even without the use of perfumes, contrary to other cannabinoid industry products that can be quite strongly odoriferous without the use of masking perfumes.

Furthermore, Lexaria’s DehydraTECHTM-enabled topical formulation without the addition of either of the commercial penetration enhancers, demonstrated the highest overall average quantity of CBD delivered through the skin and into the representative systemic fraction of all the formulations tested, with as much as a 225% increase in CBD permeability when compared to the highest performing commercial penetration enhancer formulation assessed and almost a 1,900% increase in CBD permeability when compared to a control formulation that was devoid of both the DehydraTECHTM technology or any commercial penetration enhancers. The commercial skin penetration enhancers only demonstrated performance that was on par or superior to the DehydraTECHTM-enabled formulations tested in so far as total CBD absorption into the shallow epidermis or dermis was concerned.

Based on these findings, the Company will now begin discussing potential additional commercial applications for its DehydraTECHTM technology with interested third parties from the topical products sector. Unlike most other cannabinoid skin care products already on the market, Lexaria’s formulations are laboratory tested and specially enhanced for superior performance including faster absorption.

Lexaria is already developing second generation topical product formulations containing cannabinoids and is considering the delivery of other active ingredients named in its issued and pending patent applications including but not limited to nicotine, PDE5 inhibitors, and more.

“We have theorized for some time that our DehydraTECHTM delivery system might have positive effects upon skin-based delivery complementing its already commercialized gastro-intestinal product applications,” said John Docherty, President. “This first round of testing was very encouraging and showed clear benefits with regards to speed of action and, particularly, delivery of CBD across the skin barrier for potential transdermal applications where delivery into the human circulatory system is required.”

The global skin care industry is estimated to be $121 billion, according to Global Cosmetic Industry magazine, with the US, China and Japan being the three largest national markets. There are many opportunities to formulate new skin care products such as skin creams, cosmetics, nutraceutical and pharmaceutical products and more, with effective active ingredients.

Separately the Company announces it has received US$24,500 from the exercise of warrants previously granted. The Company has received for exercise a total of 175,000 warrants with an exercise price of US$0.14, previously granted. The warrant exercises are by third parties who are neither officers nor directors of the Company.

No commissions or placement fees have been paid related to the funds received from these warrants exercised. Proceeds will be used for general corporate purposes.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Lexaria’s patented DehydraTECH™ technology is focused on improved delivery methodologies of many commonly used active pharmaceutical ingredient (“API”) substances. As such, it provides an additional layer of effectiveness that is designed to harmonize with the intellectual property of third parties. Both patented and generic API substances can utilize Lexaria’s patented technology. Lexaria’s long term strategy is to partner with the world’s leading firms as they deliver best-of-class products to their existing large consumer groups.

About Lexaria
Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and has patents granted in the USA and in Australia for utilization of its DehydraTECHTM delivery technology. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.
www.lexariabioscience.com

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(https://twitter.com/lexariacorp)
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FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Alex Blanchard, Communications Manager
(778) 796-1897
Or
NetworkNewsWire (NNW)
www.NetworkNewsWire.com

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional patent protection will be realized or that patent achievements will deliver material results. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance the Company will be capable of developing, marketing, licensing, or selling edible products containing cannabinoids or any other active ingredient. There is no assurance that any planned corporate activity, scientific research or study, business venture, technology licensing pursuit, patent application or allowance, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.